UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

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FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

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Date of Report (Date of earliest event reported): April 25, 2008

Customer Acquisition Network Holdings, Inc.
(Exact Name of Registrant as Specified in Charter)

Delaware	333-141141	01-0692341
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

200 Park Avenue South Suite 908-909 New York, NY	10003
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (954) 712-0000

N/A
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4(c)

Item 1.01 Entry into a Material Definitive Agreement.

On April 25, 2008, Bruce Kreindel, Chief Executive Officer (the “CFO”), Treasurer, and a member of the board of directors of Customer Acquisition Network Holdings, Inc. (the “Company”) executed a separation and release agreement (the “Separation Agreement”) in which he resigned as CFO, Treasurer and as a member of the board of directors of the Company. Mr. Kreindel has agreed to remain in the position of interim CFO until the earlier of (i) the Company’s retention of a CFO or (ii) May 15, 2008.

Pursuant to the terms of the Separation Agreement Mr. Kreindel will receive, as severance (i) $50,000 payable on or prior to May 9, 2008, and (ii) $125,000 to be paid in accordance with the Company’s regular payroll practices.

Pursuant to the terms of the employment agreement dated June 28, 2007 between Mr. Kreindel and the Company, Mr. Kreindel received equity in the Company known as “Founder’s Stock.” Pursuant to the terms of the Separation Agreement, Mr. Kreindel will retain his Founder’s Stock. Mr. Kreindel has agreed, that at any time prior to December 27, 2008, he will, as may be required by the Company, enter into a lock-up agreement on the same terms and conditions as all other members of the Company’s board of directors, with respect to the Founder’s Stock.

Prior to entering into the Separation Agreement, 93,855 options had vested as of the date of the Separation Agreement. Pursuant to the Separation Agreement, Mr. Kreindel will not be entitled to any other options. Mr. Kreindel will have the unqualified right to exercise any of the vested options for a period of 12 months after the date of the Separation Agreement. Pursuant to the terms of the Separation Agreement, Mr. Kreindel has agreed to fully release the Company from all claims that Mr. Kreindel may have against the Company.

  The Company has agreed to release Mr. Kreindel from all claims the Company has or may have against Mr. Kreindel within the scope of his employment with the Company. The Company represented that there are no current claims against Mr. Kreindel.

The foregoing summary is not a complete description of the terms of the Separation Agreement, and reference is made to the complete text of such agreement, attached hereto as Exhibit 99.1.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements Certain Officers.

Please see the disclosure under Item 1.01 which is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Separation Agreement between Bruce Kreindel and Customer Acquisition Network Holdings, Inc., dated April 25, 2008

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: April 30, 2008

Customer Acquisition Network Holdings, Inc.

	By:	/s/ Michael D. Mathews
Michael D. Mathews
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Separation Agreement between Bruce Kreindel and Customer Acquisition Network Holdings, Inc., dated April 25, 2008